EXHIBIT 4.21

AGREEMENT

This AGREEMENT (this “Agreement”), dated as of August 19, 2022, by and among Sentient Brands Holdings Inc., a Nevada corporation, with headquarters located at 590 Madison Avenue, 21st Floor, New York, NY 10022 (the “Company”), and Adriatic Advisors, LLC, a New York limited liability company, located at 111 East 14th Street, Suite 286, New York, NY 10003 (the “Holder”).

WHEREAS:

A.           The Company and Holder are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and/or Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”); and

B.           Company wishes to issue to the Holder, in consideration for that certain stock pledge and guaranty made by Holder (the “Adriatic Stock Pledge and Guaranty”) to Leonite Fund I LLC (“Leonite”), in connection with the Company’s issuance to Leonite of those certain senior secured convertible promissory notes dated April 27, 2021 and November 18, 2021, respectively (the “Leonite Notes”), pursuant to which Holder pledged to Leonite 2,752,040 shares of common stock of Nukkleus Inc. held by Holder (the “Pledged Shares”), a Common Share Purchase Warrant, in the form attached hereto as Exhibit A, to purchase shares of the Company’s common stock exercisable for five (5) years at an exercise price of $0.60 per share (the “Warrant”), which shall be issued to Holder of even date herewith and as further provided herein.

NOW THEREFORE, the Company and Holder hereby agree as follows:

1.             TERMS OF THE WARRANT.

a.       Issuance of the Warrant. Subject to the terms of this Agreement, for value received by the Company and in consideration for the Adriatic Stock Pledge and Guaranty made by Holder in connection with the Company’s issuance to Leonite of the Leonite Notes pursuant to which Holder pledged to Leonite the Pledged Shares and guaranteed the Leonite Notes, on the Issuance Date, the Company shall issue to Holder the Warrant pursuant to which Holder is entitled, at any time on or after the date of issuance of the Warrant to Holder, to purchase from the Company 2,750,000 common shares (the “Warrant Shares”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of the Warrant) at the Exercise Price per share then in effect. For purposes of the Warrant, the term “Exercise Price” shall mean $0.60, subject to adjustment as provided therein (including but not limited to cashless exercise), and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on 6:00 p.m. eastern standard time on the five-year anniversary thereof. Capitalized terms used in this Agreement shall have the meanings set forth in the Warrant unless otherwise defined in the body of this Agreement.

b.       Delivery of Warrant. On the Issuance Date, the Company shall issue and deliver the Warrant duly executed on behalf of the Company to Holder.

c.       Issuance Date. The Issuance Date shall have the meaning set forth in the Warrant.

2.             HOLDERS’ REPRESENTATIONS AND WARRANTIES. The Holder represents and warrants to the Company solely as to such Holder that:

a.       Investment Purpose. As of the date hereof, the Holder is receiving the shares of common stock issuable upon exercise of or otherwise pursuant to the Warrant (such shares of common stock being collectively referred to herein as the “Warrant Shares” and, collectively with the Warrant and Warrant Shares, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b.       Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c.       Reliance on Exemptions. The Holder understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

d.       Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

e.       Transfer or Re-sale. The Holder understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Holder shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Holder who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(e) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Holder shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

f.       Legends. The Holder understands that the Warrant and, until such time as the Warrant Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 or Regulation S. The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

g.       Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Holder, and this Agreement constitutes valid and binding agreements of the Holder enforceable in accordance with their terms.

h.       Residency. The Holder is a resident of the jurisdiction set forth on the first page hereto.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Holder that:

a.       Organization and Qualification. The Company and each of its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

b.       Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement.

c.       Capitalization. The capitalization of the Company is as set forth in the Company’s reports as filed with the Securities and Exchange Commission.

d.       Issuance of Shares. The Warrant Shares are duly authorized and reserved for issuance and, upon exercise of the Warrant.

e.       Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the common stock upon the issuance of the Warrant Shares.

4.            COVENANTS.

a.       Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in this Agreement.

b.       Blue Sky Laws. The Company shall, on or before the Issuance Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Holder at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Holder on or prior to the Issuance Date.

5.            INTENTIONALLY LEFT BLANK.

6.            INTENTIONALLY LEFT BLANK.

7.            INTENTIONALLY LEFT BLANK.

8.            GOVERNING LAW; MISCELLANEOUS.

a.       Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

b.       Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c.       Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d.       Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e.       Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

f.       Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Holder, to the address set forth in the introductory paragraph on the first page hereto.

If to the Company, to:	Sentient Brands Holdings Inc.
590 Madison Avenue, 21st Floor
New York, NY 10022
Attention: Dante Jones
Telephone: 646-202-2897
Email: dante@sentientbrands.com

With a copy to:	Costaldo Law Group P.C.
Attn: Evan Costaldo, Esq.
30 Wall Street, 8th floor
New York, NY 10005

Each party shall provide notice to the other party of any change in address.

g.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), Holder may assign its rights hereunder to any person that purchases Securities in a private transaction from a Holder or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h.       Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the date first above written.

SENTIENT BRANDS HOLDINGS INC.

/s/ Dante Jones
Dante Jones
Chief Executive Officer

ADRIATIC ADVISORS, LLC

/s/ Jelena Vadanjel
Jelena Vadanjel
Managing Member